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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 ----------------


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report:               March 21, 1996

Date of Earliest
 Event Reported:              March 11, 1996



                           COOPER LIFE SCIENCES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   0-13649              94-2563513
(State or other jurisdiction       (Commission         (I.R.S. Employer
    of incorporation)              File Number)       Identification No.)


         160 Broadway, New York, New York                     10038
     (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (212)791-5362



                                 Not Applicable
           Former name or former address, if changed since last report









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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Mr. Moses Marx (who is a principal stockholder and member of the Board of Directors of the Company) has reported in Amendment No. 10 to Schedule 13D, as filed by Mr. Marx, with the Securities and Exchange Commission (the "Amendment"), that he has agreed to purchase from the Estate of Mel Schnell (who was a member of the Board of Directors and the Chief Executive Officer of the Company), in a privately negotiated transaction which is scheduled to close on April 2, 1996, 316,250 shares of Common Stock of the Company and a Warrant to purchase up to an additional 25,000 shares of Common Stock from the Company. According to the Amendment, upon the acquisition of these securities Mr. Marx' beneficial ownership of Common Stock of the Company will increase from 759,157 shares (approximately 35.35% of the outstanding shares) to 1,100,407 shares (approximately 50.65% of the outstanding shares). The Amendment states that the securities are being acquired by Mr. Marx for investment purposes. The aggregate purchase price for these securities is reported to be $2,500,000 cash, with a possible additional cash amount of $316,250 which may become payable depending upon the price performance of the Common Stock. The source of all such funds is reported to be personal funds.

         As a result of the aforementioned acquisition of securities, Mr. Marx may be deemed to be a "parent" of the Company.


ITEM 5.  OTHER EVENTS.


         The Company and American Stock Transfer & Trust Company, as successor Rights Agent, entered into Amendment No. 3, dated as of March 11, 1996, to the Rights Agreement between the Company (formerly named Cooper Lasersonics, Inc.) and The First National Bank of Boston (as initial Rights Agent), dated January 7, 1988, as previously amended (the "Rights Agreement").

         Pursuant to Amendment No. 3 to the Rights Agreement, the definition of "Beneficial Owner" was amended by the addition of a new clause (v), which provides that Mr. Moses Marx shall not be deemed to be the Beneficial Owner of, and shall not be deemed to "beneficially own", any securities of the Company which he or any of his Affiliates or Associates acquires from the estate of Mel Schnell or any of its Affiliates or Associates; provided, however, that the provisions of new clause (v) of the Rights Agreement shall not inure to the benefit of any transferee of such securities.

         All capitalized terms used herein shall have the meanings ascribed thereto in the Rights Agreement, unless otherwise defined herein. The foregoing description does not purport to be complete, and is qualified in its entirety by reference to said

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Amendment No. 3, a copy of which has been filed as Exhibit 4.4 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.


EXHIBITS


Exhibit No.                  Item

  4.4 Amendment No. 3 to Rights Agreement, dated as of March 11, 1996, between the Company and American Stock Transfer & Trust Company, as successor Rights Agent.















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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 21, 1996

                                            COOPER LIFE SCIENCES, INC.
                                                   (Registrant)


                                            By /s/ Steven Rosenberg
                                               ---------------------------
                                                   Steven Rosenberg,
                                                    Vice President














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